   As filed with the Securities and Exchange Commission on September 2, 1998.
                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               THE SHAW GROUP INC.
            (Exact name of registration as specified in its charter)

         Louisiana                                             72-1106167
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                T.A. Barfield, Jr., Secretary and General Counsel
             11100 Mead Road, Baton Rouge, La. 70816      (504) 296-1140

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                  Bob D. Tucker
        Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation)
              P.O. Box 2997, Baton Rouge, LA 70821-2997    (504) 383-4703

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earliest effective registration statement for the effective offering: |_| _____________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: |_| _____________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                         CALCULATION OF REGISTRATION FEE

Title of each class              Proposed maximum  Proposed maximum     Amount
  of securities    Amount to be  offering price    aggregate offering      of
to be registered   Registered    per share (1)     price (1)        registration
                                                                         fee
================================================================================
  Common Stock,      645,000         8.0625         5,200,312.50       1534.09
   no par value
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the closing price of the Common Stock reported in the New York Stock Exchange on August 31, 1998.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

********************************************************************************

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sole nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solication or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

********************************************************************************

           [Red]->              SUBJECT TO COMPLETION DATED September 2, 1998
          Prospectus

                                 645,000 Shares

                               The Shaw Group Inc.

                                  Common Stock

                                  ____________


               The 645,000 shares of common stock, no par value (the "Common Stock") of The Shaw Group Inc. ("Shaw" or the "Company") offered hereby may be sold from time to time by certain stockholders of the Company described herein (the "Selling Stockholders") in transactions on the New York Stock Exchange (the "NYSE"), otherwise in the over-the-counter market or otherwise at prices and at terms prevailing at the time of sale, at prices related to the then current market price or in negotiated transactions. The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. All of the shares of the Common Stock owned by the Selling Stockholders have been "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), prior to their registration hereunder.

               In transactions effective as of July 28, 1998, the Company issued an aggregate of 645,000 shares of the Common Stock to the Selling Stockholders for all of the outstanding capital stock of Bagwell Brothers, Inc. and Eagle Industries, Inc. Pursuant to an agreement between the Company and the Selling Stockholders, the Company agreed to prepare and file a shelf registration statement on Form S-3 with the Securities and Exchange Commission (the "Commission") to register the offering of the shares of Common Stock covered hereby. This Prospectus has been prepared for use in connection with future sales of the shares of Common Stock by the Selling Stockholders under the shelf registration statement on Form S-3. For more information concerning the Selling Stockholders and related matters, see "Selling Stockholders and Plan of Distribution." The shares of Common Stock may be sold from time to time by the Selling Stockholders pursuant to this Prospectus or in transactions exempt from the registration requirements of the Securities Act. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act. See "Selling Stockholders and Plan of Distribution". Outstanding shares of Common Stock of the Company are listed on the NYSE under the symbol "SGR".

               See "Risk Factors" for a discussion of certain factors that should be considered by prospective purchasers of the Common Stock offered hereby.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is September ___, 1998.

               THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1997;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998;

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1998;

     (e) The Company's Proxy Statement dated December 22, 1997 in connection with the Company's Annual Meeting of Shareholders held on January 23, 1998; and

     (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (including any amendments or reports filed for the purpose of updating such description).

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to the Company's executive offices at 11100 Mead Road, Second Floor, Baton Rouge, Louisiana 70816, Attention: Secretary (telephone number: (504) 296-1140).

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information concerning the Company can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, the material terms of each such document are set forth in this Prospectus. However, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                 FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK

     This Prospectus, including the information incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described in this Prospectus including, but not limited to, (i) adverse economic conditions; (ii) the impact of competitive products and pricing; (iii) product demand and acceptance risks;
(iv) the presence of competitors with greater financial resources; (v) costs and financing difficulties; and (vi) delays or difficulties in the production, delivery or installation of products, including a lengthy strike or other work stoppage by the Company's union employees at any of the Company's facilities. See "Risk Factors." In light of these risks and uncertainties, there can be no assurance that actual results will be as projected in the forward-looking statements.

                                   THE COMPANY

     Shaw  is  a  leading   supplier  of  industrial   piping  systems  for  new
construction and retrofit projects throughout the world, primarily for the electric power, refining and chemical industries. Shaw is committed to being the "total piping resource" for its customers by offering comprehensive design and engineering services, piping system fabrication, construction and maintenance services, manufacturing and sale of specialty pipe fittings and design and fabrication of pipe support systems.

     The Company was founded in 1987 by current management and subsequently purchased the assets of Benjamin F. Shaw Company, a century-old pipe fabricator. The Company has increased its revenues from $29.3 million in fiscal 1988 to $338 million in fiscal 1997, increasing both its domestic and international businesses. Through internal expansion and a series of acquisitions, the Company has expanded its fabrication capacity, increased its bending capabilities and broadened its piping system products and services.

     The Company's principal executive offices are located at 11100 Mead Road, Baton Rouge, Louisiana 70816, telephone: (504) 296-1140.

                                  RISK FACTORS

     Prospective purchasers of the Common Stock offered hereby should carefully consider the following risk factors, together with the information provided elsewhere in this Prospectus (or incorporated herein by reference), in evaluating an investment in the Common Stock.

Cyclicality of Customer Projects

     The demand for the Company's products and services depends primarily on the existence of construction and retrofit projects, particularly in the electric power, refining and chemical industries. These industries historically have been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the economy. The Company's results of operations may vary depending on the availability of future projects from such industries.

Dependence on Major Customers

     Projects in the electric power, refining and chemical industries frequently involve a lengthy and complex bidding and selection process, and the ability of the Company to obtain future contracts is difficult to predict. Because a significant portion of the Company's sales is generated from large projects, its results of operations can fluctuate from quarter to quarter. While a concentration of customers has been historically prevalent, because of the nature of the Company's business, the significant customers vary between years. For the year ended August 31, 1997, no one customer had sales to them exceeding 10% of sales.

Raw Materials and Suppliers

     The Company's principal raw materials are carbon steel, stainless and other alloy piping, which it obtains from a number of domestic and foreign primary steel producers. The Company believes that it is not generally dependent upon any one of its suppliers for raw materials, that the market is extremely competitive and that its relationship with its suppliers is good. Certain types of raw materials, however, are available from only one or a few specialized suppliers. Although the Company has not experienced any significant sourcing problems to date, there can be no assurance that sourcing problems will not occur in the future. To the extent that a sourcing problem does occur, the Company's ability to complete a project in a timely fashion or at a profit may be jeopardized and ultimately result in a loss. Furthermore, because of the volume of piping materials purchased, the Company is often able to negotiate advantageous purchase prices therefor. As a result, if a manufacturer is unable to deliver the materials pursuant to the negotiated terms, the Company may be required to purchase the materials from another source at a higher price, which may reduce the profit to be realized or possibly result in a loss on a project for which such materials were needed.

Potential for Product Liability and Warranty Claims

     Certain of the Company's products are used in potentially hazardous environments, including without limitation, nuclear facilities. Any catastrophic occurrences in excess of insurance limits at locations where the Company's products are used could in the future result in significant product liability claims against the Company. In addition, the Company, under certain contracts, must use new metals or processes for producing or fabricating pipe for its customers, and the failure of any such metals or processes could result in warranty claims for significant replacement or reworking costs on Company projects.

Risks Associated with Competition

     The Company's competition in the supply and fabrication of piping systems generally consists of a number of pipe fabricators domestically and divisions of large industrial firms in the international sector. Some of the competitors, especially in the international sector, have greater financial and other resources than the Company.

     Risks Associated with Growth of Core Business and Integration of Acquired Businesses

     In the past few years, the Company has experienced substantial growth through internal expansion and acquisitions, and the Company plans to continue to grow in this manner. This growth, and the resulting need to integrate acquired companies into the Company's operations economically and efficiently, has required, and will continue to require, significant management, production, technical, financial and other resources. Due to a substantial increase in sales, the Company has experienced, and is continuing to experience, billing delays. There can be no assurance that the Company will be able to manage this growth effectively or to integrate fully the operations of any acquired company into the Company, and failure to do so could have a material adverse effect on the Company's results of operations or financial condition, or both.

     Risks Associated with International Contracts, Operations and Expansion; Foreign Exchange Risk

     To date, a substantial portion of the Company's sales and earnings have been attributable to its sales to and operations in international markets, and the Company expects international sales and operations to materially contribute to the Company's growth and earnings for the foreseeable future. The success of the Company's sales to, operations in and expansion into international markets depends on numerous factors, many of which are beyond its control. Such factors include, but are not limited to, economic conditions in the foreign countries in which the Company operates and in which it sells its products and services and the lack of well-developed legal systems in certain of such countries. In addition, international contracts, operations and expansion may increase the Company's exposure to certain risks inherent in doing business outside the United States, including currency fluctuations, restrictions on the repatriation of profits and assets, compliance with foreign laws and standards and political risks. The Company attempts to minimize its foreign exchange risks, primarily through denominating contracts in United States dollars or the inclusion of escalation provisions in contracts, or both. The Company from time to time, however, enters into contracts denominated in a foreign currency without escalation provisions, thereby subjecting itself to foreign exchange risks. The Company generally does not obtain insurance for or hedge against such risks. In addition, the Company's ability to obtain international contracts is impacted by the relative strength or weakness of the United States dollar relative to foreign currencies.

     During the last several years, Venezuela has been experiencing a monetary and economic crisis. In response, the Venezuelan government imposed, among other things, foreign exchange controls that affected the Company's ability to repatriate profits from the joint venture or otherwise convert local currency into United States dollars. Based on Venezuela's lack of economic stability, the Company believes that its investment in Venezuela may be at risk from future foreign exchange and repatriation restrictions. There can be no assurance that the Venezuelan operations will be profitable.

Fixed Price Contract Exposure

     On substantially all of its international projects, the Company is required to quote on a "fixed" or "lump-sum" price basis. To the extent that the Company is unable to secure fixed pricing commitments from its suppliers at the time such a contract is entered, and experiences cost increases for materials or labor during the performance of such a contract, the Company's profit for such project could decrease, or the Company could experience a loss with respect to such contract that could have a material adverse effect on the Company's results of operations or financial condition, or both.

Control by Management

     At July 31, 1998, the officers and directors of the Company and its subsidiaries beneficially owned approximately 20% of the outstanding Common Stock but controlled in excess of 47% of the voting power. Consequently, these persons will be able to exercise effective control over corporate actions and the outcomes of matters requiring a shareholder vote, including the election of directors.

Voting Rights Tied to Duration of Stock Ownership; Anti-Takeover Effects

     The Company's Restated Articles of Incorporation provide that each share of Common Stock that has been held by the same person for at least four consecutive years is entitled to five votes on each matter to be voted upon at shareholders' meetings, and all shares held for less than four years are entitled to one vote per share for each such matter. This charter provision could concentrate control in existing shareholders of the Company, increase the difficulty of removing the incumbent Board of Directors or management, diminish the likelihood that a potential buyer would make an offer for the Common Stock, and impede a transaction favorable to the interests of certain shareholders. Each purchaser of shares of Common Stock offered hereby will be entitled to one vote for each such share at all shareholders' meetings until such shares have been, in accordance with the Company's Restated Articles of Incorporation, continuously owned for a period of four years, in which case the holder will be entitled to five votes for each share on all matters submitted to shareholders. See "Description of Capital Stock -- Common Stock".

Dependence on Key Management

     The success of the Company's business will be materially dependent upon the continued services of its founder, Chairman, President and Chief Executive Officer, J.M. Bernhard, Jr., and other key officers and employees. The loss of Mr. Bernhard or such other key personnel due to death, disability or termination of employment could have a material adverse effect on the Company's results of operations or financial condition, or both.

Possible Work Stoppage

     Certain of the Company's employees in the United States are represented by the United Association of Journeymen and Apprentices of the Plumbing and Pipefitting Industry of the United States and Canada, AFL-CIO (the "Union"). The Company experienced a Union-initiated work stoppage of five days in 1992 relating to the expiration and renegotiation of a collective bargaining agreement covering the Company's B.F. Shaw, Inc. subsidiary in Laurens, South Carolina, and a strike, without material impact on production, by certain of the Union members in February, 1997 relating to termination of collective bargaining agreements covering the Company's facilities in Walker and Prairieville, Louisiana. Notwithstanding the lack of material impact on Company operations in previous instances, a lengthy strike or other work stoppage at any of the Company's facilities could have a material adverse effect on the Company's results of operations or financial condition, or both.

Risks Associated with Issuance of Preferred Stock

     The Company has available for issuance 5,000,000 shares of Preferred Stock, no par value, which the Board of Directors of the Company is authorized to issue, in one or more series, without any further action on the part of shareholders. In the event the Company issues a series of preferred stock in the future that has preference over the Common Stock with respect to the payment of dividends and upon the Company's liquidation, dissolution or winding up, the rights of the holders of Common Stock offered hereby could be adversely affected. See "Description of Capital Stock -- Preferred Stock". In addition, such an issuance could adversely impact the market price of the outstanding common stock.

Anti-Takeover Effects of Certain Charter and Bylaw Provisions and Louisiana Law

     Certain provisions of the Restated Articles of Incorporation and Amended and Restated By-Laws of the Company and certain provisions of Louisiana law may tend to deter potential unsolicited offers or other efforts to obtain control of the Company that are not approved by the Board of Directors. Such provisions may, therefore, deprive the Company's shareholders of opportunities to sell shares of Common Stock at prices higher than prevailing market prices. See "Description of Capital Stock -- Louisiana Fair Price and Control Acquisition Shares", "-- Classified Board of Directors", "-- Advance Notice Provisions for Certain Shareholder Actions", and "-- Super Majority Provisions".

Volatility of Stock Price

     In the past, the Company has experienced significant fluctuations in the market price of its Common Stock, and, in the future, the market price of the Common Stock may experience fluctuations that are unrelated to the operating performance of the Company, such as market conditions generally and developments specifically related to the industrial piping industry. Additionally, the volume of daily trading in the Common Stock to date has been limited, and, as a result, the sale of a significant number of shares of Common Stock by one or more shareholders within a relatively short time period could adversely affect the market price for the Common Stock.

Absence of Dividends

     The Company has not paid any dividends on the Common Stock and currently anticipates that, for the foreseeable future, any earnings will be retained for the development of the Company's business. In addition, the Company is subject to certain prohibitions on the payment of dividends under the terms of existing credit facilities.

                                 USE OF PROCEEDS

     The shares of Common Stock offered hereby are being offered by the Selling Stockholders. See "Selling Stockholders and Plan of Distribution". The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholders.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

     The 645,000 shares of Common Stock (the "Shares") being registered under the shelf registration statement of which this Prospectus forms a part were acquired by the Selling Stockholders in connection with the acquisition by the Company of all of the outstanding capital stock of Bagwell Brothers, Inc. ("BBI") and Eagle Industries, Inc. ("Eagle"). Of the aggregate 645,000 shares being registered hereby, 63,540 shares are being held in escrow to secure the indemnification obligations of the Selling Stockholders pursuant to the acquisition agreements by which the shares of BBI stock were acquired. In connection with the transactions described above, the Company agreed to file a registration statement with the Commission for the Shares, and the Company did file such registration statement on September 1, 1998. The Shares are being registered to facilitate their sale under the Securities Act. Pursuant to such registration statement, the Selling Stockholders may choose to sell all or a portion of the Shares from time to time in transactions reported on the NYSE, in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The table below reflects the number of shares of Common Stock owned prior to the offering, the number of shares being offered hereby for the Selling Stockholders account, and the percentage of outstanding shares to be held by them following completion of the offering. Although the following table is presented on the assumption that all of the Selling Stockholders will sell all of their shares, the Company cannot predict whether this in fact will occur (and the Selling Stockholders have indicated that they do not presently intend to sell all of their shares of Common Stock), the timing or amount of any actual sales, or the impact thereof or the market price of the Company's Common Stock. In connection with the acquisition transactions, Rodger D. Bagwell and P. Coleman Bagwell entered into employment agreements with BBI, and as of the date of this Prospectus, the employment by BBI of each of Rodger D. Bagwell and P. Coleman Bagwell continues.


===================================================================================================================================
                                             Beneficial Ownership                                        Beneficial Ownership After
                                              Before the Offering                                            the Offering1

                                    ------------------------------------                              ------------------------------
     Name of Selling Stockholder
                                         Shares           Percent2           Shares to be Sold       Shares            Percent2
-----------------------------------------------------------------------------------------------------------------------------------
Rodger D. Bagwell                         370,650              *                370,650              --                 --
-----------------------------------------------------------------------------------------------------------------------------------
P. Coleman Bagwell                        229,450              *                229,450              --                 --
-----------------------------------------------------------------------------------------------------------------------------------
Stephanie Bagwell Mouton                  27,250               *                 27,250              --                 --
-----------------------------------------------------------------------------------------------------------------------------------
Billy Royce Bagwell                        17,650              *                 17,650              --                 --
===================================================================================================================================


1Assumes the Selling Stockholders sell all of their shares of Common Stock, which they may or may not do. 2Less than 1%. The number of shares of Common Stock outstanding as of July 31, 1998 was 13,262,866.

     The Shares owned by the Selling Stockholders may be sold from time to time by the Selling Stockholders, on one or more exchanges or in the over-the-counter market, or otherwise at prices and on terms then prevailing or at prices then related to the then current market price, or in negotiated transactions. The Shares may be sold by or through broker-dealers in one or more of the following transactions: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate any transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to the Registration Statement relating thereto, and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers and dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated (and, if such broker-dealer acts as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per Share, and, to the extent such a broker-dealer is unable to do so acting as agent for a Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-deale commitment to such Selling Stockholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and book transactions and which may involve sales to and through other broker-dealers, including transactions, of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions as described above. Pursuant to the registration agreement entered into in connection with the transactions described above, the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, no par value; and 5,000,000 shares of Preferred Stock, no par value. The following summary of certain provisions of the Company's capital stock describes all material provisions of, but does not purport to be complete and is subject to and is qualified in its entirety by, the Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company that are incorporated herein by reference as exhibits to the Registration Statement of which this Prospectus forms a part and by the provisions of applicable law.

Common Stock

     At July 31, 1998, there were 13,262,866 shares of Common Stock outstanding. In addition, at July 31, 1998, 850,000 shares of Common Stock are reserved for issuance pursuant to the Company's 1993 Employee Stock Option Plan and 50,000 shares of Common Stock are reserved under the Company's 1996 Non-Employee Director Stock Option Plan (the "Director Plan"). Cumulative voting is prohibited in the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets available for distribution after payment of all liabilities, and subject to any prior rights of any holders of preferred stock that at the time may be outstanding. The Common Stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of Common Stock have no preemptive rights to maintain their respective percentage of ownership in future offerings or sales of stock by the Company. The shares of Common Stock presently outstanding are fully paid and non-assessable. The Company delisted the Common Stock from the Nasdaq National Market on October 17, 1996, and the Common Stock commenced trading on the NYSE under the symbol "SGR" on October 18, 1996.

     Each outstanding share of Common Stock will entitle the holder thereof to five votes on each matter properly submitted to the shareholders of the Company for their vote, waiver, release or other action; except that no holder of outstanding shares of Common Stock will be entitled to exercise more than one vote on any such matter in respect of any share of Common Stock with respect to which there has been a change in beneficial ownership during the four years immediately preceding the date on which a determination is made of the shareholders of the Company who are entitled to vote or to take any other action. A change in beneficial ownership of an outstanding share of Common Stock will be deemed to have occurred whenever a change occurs in any person or persons who, directly or indirectly, through any contract, agreement, arrangement, understanding, relationship or otherwise has or shares any of the following:

     (a) voting power, which includes, without limitation, the right to vote or the power to direct the voting power of such share of Common Stock;

     (b) investment power, which includes, without limitation, the power to direct the sale or other disposition of such share of Common Stock;

     (c) the right to receive or to retain the proceeds of any sale or other disposition of such share of Common Stock; or

     (d) the right to receive or to retain any distributions, including, without limitation, cash dividends, in respect of such share of Common Stock.

     Without limiting the generality of the foregoing, the following events or conditions will be deemed to involve a change in beneficial ownership of a share of Common Stock:

     (a) in the absence of proof to the contrary provided in accordance with certain procedures set forth below, a change in beneficial ownership will be deemed to have occurred (i) whenever an outstanding share of Common Stock is transferred of record into the name of any other person, and (ii) upon the issuance of shares in a public offering;

     (b) in the case of an outstanding share of Common Stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, if it has not been established pursuant to the procedures set forth below that there has been no change in the person or persons who or that direct the exercise of the rights referred to in (a) through (d), inclusive, above with respect to such outstanding share of Common Stock during the four years immediately preceding the date on which a determination is made of the shareholders of the Company entitled to vote or to take any other action, then a change in beneficial ownership of such share of Common Stock shall be deemed to have occurred during such period;

     (c) in the case of an outstanding share of Common Stock held of record in the name of any person as a trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act as in effect in any jurisdiction, a change in beneficial ownership will be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian, the minor for whom such custodian is acting or a change in such trustee, agent, guardian or custodian; or

     (d) in the case of outstanding shares of Common Stock beneficially owned by a person or group of persons, who, after acquiring, directly or indirectly, the beneficial ownership of 5% of the outstanding shares of Common Stock, fails to notify the Company of such ownership within ten days after such acquisition, a change in beneficial ownership of such shares of Common Stock will be deemed to occur on each day while such failure continues.

     Notwithstanding any other provisions in the Company's Restated Articles of Incorporation to the contrary, no change in beneficial ownership of an outstanding share of Common Stock shall be deemed to have occurred solely as a result of:

     (a) any transfer of any interest in an outstanding share of Common Stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual or by any other transfer without valuable consideration, including, without limitation, a gift that is made in good faith and not for the purpose of circumventing the provisions of the Company's Restated Articles of Incorporation;

     (b) any changes in beneficiary of any trust, or any distribution of an outstanding share of Common Stock from trust, by reason of the birth, death, marriage or divorce of any natural person; the adoption of any natural person prior to age 18; or the passage of a given period of time or the attainment by any natural person of a specific age; or the creation or termination of any guardianship or custodial arrangement;

     (c) any appointment of a successor trustee, agent, guardian or custodian with respect to an outstanding share of Common Stock if neither such successor has nor its predecessor had the power to vote or to dispose of such share of Common Stock without further instructions from others;

     (d) any change in the person to whom dividends or other distributions in respect of an outstanding share of Common Stock are to be paid pursuant to the issuance or modification of a revocable dividend payment order;

     (e) any issuance of a share of Common Stock by the Company or any transfer by the Company of a share of Common Stock held in treasury other than in a public offering thereto, unless otherwise determined by the Board of Directors at the time of authorizing such issuance or transfer;

     (f) any giving of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder promulgated;

     (g) any transfer, whether or not with consideration, among individuals related or formerly related by blood, marriage or adoption ("relatives") or between a relative and any person controlled by one or more relatives where the principal purpose for the transfer is to further the estate tax planning objectives of the transferor or of relatives of the transferor;

     (h) any appointment of a successor trustee as a result of the death of the predecessor trustee (which predecessor trustee shall have been a natural person);

     (i) any appointment of a successor trustee who or which was specifically named in a trust instrument prior to the effective date of this offering; or

     (j) any appointment of a successor trustee as a result of the resignation, removal or failure to qualify of a predecessor trustee or as a result of mandatory retirement pursuant to the express terms of a trust instrument; provided, that less than 50% of the trustees administering any single trust will have changed (including in such percentage the appointment of the successor trustee) during the four-year period preceding the appointment of such successor trustee.

     All determinations concerning changes in beneficial ownership, or the absence of any such change, are made by the Board of Directors of the Company or, at any time when the Company employs a transfer agent with respect to the shares of Common Stock, at the Company's request, by such transfer agent on the Company's behalf. Written procedures designated to facilitate such determinations are to be established and may be amended, from time to time, by the Board of Directors. Such procedures will provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Company and any transfer agent will be entitled to rely on any and all information concerning beneficial ownership of the outstanding shares of Common Stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Company nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of outstanding shares of Common Stock.

     In the event of any stock split or stock dividend with respect to the outstanding shares of Common Stock, each share of Common Stock acquired by reason of such split or dividend will be deemed to have been beneficially owned by the same person from the same date as that on which beneficial ownership of the outstanding share or shares of Common Stock, with respect to which such share of Common Stock was distributed, was acquired.

     Each outstanding share of Common Stock, whether at any particular time the holder thereof is entitled to exercise five votes or one vote, shall be identical to all other shares of Common Stock in all respects, and together the outstanding shares of Common Stock will constitute a single class of shares of the Company.

Preferred Stock

     The Board of Directors is authorized to provide for the issuance of 5,000,000 shares of Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the shareholders of the Company. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Common Stock. For example, issuance of Preferred Stock could result in a series of securities outstanding that would have preferences over the Common Stock with respect to dividends and in liquidation and that could (upon conversion or otherwise) enjoy all of the rights appurtenant to the Common Stock. The authority possessed by the Board of Directors to issue Preferred Stock could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy, consent or otherwise by making such attempts more difficult to achieve or more costly. The Board of Directors may issue Preferred Stock without shareholder approval and with voting and conversion rights which could adversely affect the voting power of holders of Common Stock. There are no agreements or understandings for the issuance of Preferred Stock, and the Board of Directors has no present intention to issue any shares of Preferred Stock.

Louisiana Fair Price and Control Acquisition Statutes

     Under Louisiana law, the acquisition of voting power (a "control share acquisition") of an "issuing public corporation" that results in the purchaser acquiring voting power in excess of 20%, 33% or 51% of the total voting power of the issuing public corporation requires approval of a majority of the voting power of the issuing public corporation and each class entitled to vote separately on the proposal, excluding the shares of the acquiring person, any officer of the issuing public corporation and any employee of the issuing public corporation who is also a director of such corporation. Shares acquired in a control share acquisition without such approval will have no voting rights and under certain circumstances may be subject to a redemption by the corporation. The restrictions imposed under such law are applicable to all Louisiana corporations that fall within the definition of an "issuing public corporation" (as does the Company) unless the issuing public corporation's articles of incorporation or by-laws, as in effect before the acquisition has occurred, provide that such provisions do not apply. The Company's Restated Articles of Incorporation and Amended and Restated By-Laws do not contain such a provision; therefore, the above restrictions contained in Louisiana law do apply to the Company.

     In addition, if certain elections were to be made by the Company's Board of Directors under the Louisiana Business Corporation Law, unless certain price and procedural requirements are met, certain business combinations involving the Company and any holder of 20% or more of the Company's outstanding voting stock may be required to be approved by at least (i) 80% of the votes entitled to be cast by holders of the outstanding voting stock and (ii) two-thirds of the votes entitled to be cast by the holders of voting stock other than the voting stock held by such holder. This provision could be regarded as a deterrent to a takeover of the Company and could be applied selectively by the Board of Directors.

Limitation of Director and Officer Liability

     The Company's Restated Articles of Incorporation contain provisions which eliminate the personal liability of its directors and officers for monetary damages resulting from breaches of their fiduciary duty other than liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for violations under Section 92(D) of the Louisiana Business Corporation Law or any transaction from which the director or officer derived an improper personal benefit. The Restated Articles of Incorporation contain provisions requiring the indemnification of the Company's directors and officers to the fullest extent permitted by Section 83 of the Louisiana Business Corporation Law, including circumstances in which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

Classified Board of Directors

     The Company's Restated Articles of Incorporation provide that if the number of directors constituting the entire Board of Directors is increased to twelve or more members, then at the next meeting of shareholders at which directors are to be elected, the Board of Directors shall be divided into three classes, the members of which will serve staggered three-year terms. The Company believes that a classified board of directors could help to assure the continuity and stability of the Board's and Shaw's business strategies and policies as determined by the Board of Directors. The classified board provision, if implemented, could have the effect of making the removal of incumbent directors more time-consuming and, therefore, discouraging a third party from making a tender offer or otherwise attempting to obtain control of Shaw, even though such an attempt might be beneficial to Shaw and its shareholders. Thus, the classified board provision could increase the likelihood that incumbent directors would retain their positions.

Advance Notice Provisions for Certain Shareholder Actions

     The Company's Amended and Restated By-Laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting of shareholders of the Company (the "Business Procedure").

     Under the Business Procedure, a shareholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Amended and Restated By-Laws. If the Chairman or other officer presiding at a meeting determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at the meeting.

     The Nomination Procedure requires that a shareholder give prior written notice, in proper form, of a planned nomination for the Company's Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the By-Laws. If the election inspectors determine that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director.

     Although the By-Laws do not give the Board of Directors any power to approve or disapprove shareholder nominations for the election of directors or of any other business desired by shareholders to be conducted at an annual or any other meeting, the Company's Amended and Restated By-Laws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed, or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its shareholders.

Super Majority Provisions

     The Company's Restated Articles of Incorporation contain provisions requiring the affirmative vote of the holders of at least 75% of voting power of the Company's capital stock to amend certain provisions of the Articles, including provisions relating to the removal of directors.

     The Company's Restated Articles of Incorporation require the approval of the holders of at least 75% of the Company's outstanding shares of Common Stock, not including shares held by a Related Person (as defined below), to approve certain Business Combinations (as defined below) and related transactions. The term "Related Person" is defined to include any individual, corporation, partnership or other entity which owns beneficially, directly or indirectly, more than 5% of the outstanding shares of Common Stock of the Company. The term "Business Combination" is defined to include, among other things, (i) any merger or consolidation of the Company or a subsidiary of the Company which constitutes more than 50% of the assets of the Company, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the surviving entity; (ii) any sale, lease, exchange, transfer or other disposition of more than 50% of the assets of the Company; (iii) any reclassification of the Common Stock of the Company; and (iv) any liquidation or dissolution of the Company.

Transfer Agent and Registrar

     The transfer agent and registrar for the Common Stock is First Union National Bank, Charlotte, North Carolina.

                                  LEGAL MATTERS

     The legality of the shares of Common Stock offered hereby will be passed upon for the Company by the law firm of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation), P.O. Box 2997, Baton Rouge, Louisiana, 70821. As of July 31, 1998, members of the firm of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation) owned, directly or indirectly, approximately 100 shares of the Company's Common Stock.

                                     EXPERTS

     The consolidated financial statements of The Shaw Group Inc. included and incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP and Hannis T. Bourgeois & Co., L.L.P., independent public accountants, as indicated in their reports with respect thereto, and are included and incorporated by reference herein in reliance upon the authority of such firms as experts in accounting and auditing. The single jointly signed auditor's report is considered to be the equivalent of two separately signed auditor's reports. Thus, each firm represents that it has complied with generally accepted auditing standards and is in a position that would justify being the only signatory of the report.

================================================================================  =================================================
   No  dealer,  salesman  or any other  person has been  authorized  to give any information  or to make any  representations  in  connection  with this offering other than those  contained in this Prospectus and, if given or made, such other information  or  representations  must  not be  relied  upon as  having  been so
authorized by the Company.  This  Prospectus does not constitute an offer of any                  645,000 Shares
securities  other  than  those to which it  relates  or any offer to sell,  or a solicitation  of an offer to buy,  other than those to which it relates,  in any jurisdiction  to any  person to whom it is not lawful to make such offer in such
jurisdiction.  Neither  the  delivery  of  this  Prospectus  nor any  sale  made                 The Shaw Group Inc.
hereunder shall, under any circumstances,  create any implication that there has not been a change in the facts set forth in this  Prospectus  or the  affairs of
the Company since the date hereof or that the  information  herein is correct as                    Common Stock
of any time subsequent to the date hereof.










                            __________



                         TABLE OF CONTENTS                                                          ______________

                                                                           Page                       PROSPECTUS

                                                                          -----
Incorporation of Certain Documents
  by Reference........................................................     2
Available Information.................................................     2
The Company...........................................................     3
Risk Factors..........................................................     3
Use of Proceeds.......................................................     7
Selling Stockholders and Plan of Distribution.........................     7
Description of Capital Stock..........................................     8
Legal Matters.........................................................    13
Experts...............................................................    13




                                 _____________






                                                                                                 September ___, 1998




===============================================================================   ================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the expenses estimated to be incurred by the Company in connection with the preparation and filing of this registration statement and the issuance and distribution of the securities being registered, none of which expenses are to be borne by the Selling Stockholders (all amounts are estimated, except the filing fee):


                                                                Total
                                                                -----

Filing fee                                                     1,534.09

Accounting fees and expenses                                   2,500.00

Legal fees and expenses                                       10,000.00

Cost of printing and engraving                                 2,000.00

Transfer agents' fees                                          1,000.00

Miscellaneous                                                  5,000.00
                                                             ----------
TOTAL                                                        $22,034.09


Item 15.  Indemnification of Directors and Officers

     Section 83 of the Louisiana Business Corporation Law (the "LBCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise. The indemnity may include expenses, including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83 further provides that a Louisiana corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions except that no indemnification is permitted without judicial approval if the director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against such expenses that such officer or director actually incurred. Section 83 permits a corporation to pay expenses incurred by the officer or director in defending an action, suit or proceeding in advance of the final disposition thereof if approved by the board of directors.

     Pursuant to Section 83 of the LBCL, the Company has adopted provisions in its Articles of Incorporation which require the Company to indemnify its directors and officers to the fullest extent permitted by the LBCL.

     The Company has entered into indemnification agreements with its directors and certain of its officers which provide that the Company will, if certain conditions are met and the director or officer acted in accordance with the applicable standards and subject to certain procedures and exceptions, indemnify such persons for claims, judgments and related expenses resulting from their service on behalf of the Company and its affiliated entities in any pending, threatened or completed action, suit or proceeding, whether civil administrative or criminal, except where i) the Company is prohibited by law from providing such indemnification; ii) payment of the indemnification amounts has been made under an insurance policy; or iii) the director or officer gained a personal profit to which he or she was not legally entitled including profits arising from the violation of certain securities laws.

Item 16.  Exhibits

(a)           Exhibits


   Exhibit No.                    Description of Document
   -----------                    -----------------------

     4.1(1)         Restated Articles of Incorporation

     4.2(2)         Amended and Restated By-Laws

     4.3(3)         Form of Common Stock Certificate

     4.4(4) Registration Rights Agreement dated as of July 28,1998 between The Shaw Group Inc. and the Shareholders of Bagwell Brothers, Inc. named therein

     4.5(4) Registration Rights Agreement dated as of July 28, 1998 between the Shaw Group Inc. and the Shareholders of Eagle Industries, Inc.

     5.1(4) Opinion of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation)

     23.1(4)        Consent of Arthur Andersen LLP

     23.2(4)        Consent of Hannis T. Bouregois & Co., L.L.P.

     23.5(4) Consent of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation)(Included in Exhibit 5.1)

     24.1(4)        Power of Attorney


(1) Incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997.
(2) Incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997.
(3) Incorporated herein by reference to the designated Exhibit of Company's Registration Statement on Form S-1 filed on October 22, 1993, as amended (Registration No. 33-70722).
(4)    Filed herewith.

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any Prospectus required by Section 10(a) of the Act.

        (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by way of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted of directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person for the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on September 1, 1998.

                                              THE SHAW GROUP INC.

                                              By: /s/ T. A. Barfield, Jr.
                                                  ---------------------------
                                                  T.A. Barfield, Jr.
                                                  Secretary and General Counsel

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes J.M. Bernhard, Jr. and Edward L. Pagano and each of them acting individually, with full power of substitution, to file one or more amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission, which amendments, may make such changes as J.M. Bernhard, Jr. or Edward L. Pagano deems appropriate; and each person whose signature appears below, individually and in each capacity stated below, hereby appoints J.M. Bernhard, Jr. and Edward L. Pagano, and either of them acting individually, with full power of substitution, as attorney-in-fact to execute in his name and on his behalf any such amendments to this registration statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title                          Date
         ---------                      -----                          ----
/s/ J. M. Bernhard, Jr.    Chairman of the Board, President    September 1, 1998
-----------------------    and Chief Executive Officer
J.M. Bernhard, Jr.         (Principal Executive Officer)

/s/ Edward L. Pagano       Chief Financial Officer/Treasurer   September 1, 1998
----------------------     (Principal Financial Officer and
Edward L. Pagano           Principal Accounting Officer)


/s/ Albert McAlister       Director                            September 1, 1998
----------------------
Albert McAlister

/s/ L. Lane Grigsby         Director                           September 1, 1998
----------------------
L. Lane Grigsby

/s/ David W, Hoyle          Director                           September 1, 1998
----------------------
David W. Hoyle

/s/ John W. Sinders, Jr.    Director                           September 1, 1998
------------------------
John W. Sinders, Jr.

/s/ William H. Grigg        Director                           September 1, 1998
------------------------
William H. Grigg

                                  EXHIBIT INDEX

 Exhibit No.                    Description of Document               Page
 -----------                    -----------------------               ----

     4.1(1)         Restated Articles of Incorporation

     4.2(2)         Amended and Restated By-Laws

     4.3(3)         Form of Common Stock Certificate

     4.4(4)         Registration Rights Agreement dated as of
                    July 28,1998 between The Shaw Group Inc. and
                    Bagwellthe Shareholders of Brothers, Inc.
                    named therein

     4.5(4)         Registration Rights Agreement dated as of
                    July 28, 1998 between the Shaw Group Inc.
                    and the Shareholders of Eagle Industries, Inc.

     5.1(4)         Opinion of Kantrow, Spaht, Weaver & Blitzer
                    (A Professional Law Corporation)

     23.1(4)        Consent of Arthur Andersen LLP

     23.2(4)        Consent of Hannis T. Bouregois & Co., L.L.P.

     23.5(4)        Consent of Kantrow, Spaht, Weaver & Blitzer
                    (A Professional Law Corporation)(Included in
                    Exhibit 5.1)

     24.1(4)        Power of Attorney


(1) Incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997.
(2) Incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997.
(3) Incorporated herein by reference to the designated Exhibit of Company's Registration Statement on Form S-1 filed on October 22, 1993, as amended (Registration No. 33-70722).
(4)    Filed herewith.